UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No. 51470 / April 1, 2005

ADMINISTRATIVE PROCEEDING
File No. 3-11879

In the Matter of **Vertical Computer Systems, Inc.,** **Respondent.**	**ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934**

I.

The Securities and Exchange Commission ("Commission") deems it appropriate that public cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act") against Vertical Computer Systems, Inc. ("Vertical Computer" or "Respondent").

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the "Offer"), which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission's jurisdiction over Respondent and the subject matter of these proceedings, which Respondent admits, Respondent consents to the entry of this Order Instituting Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 ("Order"), as set forth below.

III.

On the basis of this Order and Respondent's Offer, the Commission finds that[1]:

1. Vertical Computer (CIK No. 1099509) is a Delaware corporation based in Fort Worth, Texas. At all times relevant to this proceeding, the securities of Vertical Computer have been registered with the Commission under Exchange Act Section 12(g). The securities of Vertical Computer are traded on the over-the-counter markets (symbol "VCSY").

2. Vertical Computer has violated Exchange Act Section 13(a), and Rules 13a-1 and 13a-13 thereunder.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanction agreed to in Vertical Computer's Offer.

Accordingly, it is hereby ORDERED that:

Vertical Computer cease and desist from committing or causing any violations and any future violations of Exchange Act Section 13(a) and Rules 13a-1 and 13a-13 thereunder.

By the Commission.

Jonathan G. Katz
Secretary

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[1]The findings herein are made pursuant to Respondent's Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.